Exhibit 10.101

CONTENT AGREEMENT

This Content Agreement (“Agreement”), dated as of July 10, 2006 (the “Agreement Date”), is by and between (i) Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and (ii) US Airways, Inc., a corporation organized and existing under the laws of Delaware, USA, and America West Airlines, Inc., a corporation organized and existing under the laws of Delaware, USA (“America West”, and together with US Airways, Inc., “US Airways”).

RECITALS

WHEREAS, Worldspan and US Airways, Inc. are parties to a Participating Carrier Agreement dated February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “PCA”) pursuant to which Worldspan distributes US Airways, Inc.’s products and services to travel agencies and other organizations that subscribe with Worldspan for that service (the “Worldspan Agency Base”); and

WHEREAS, Worldspan and America West are parties to a Participating Carrier Agreement dated February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “AWA PCA”) pursuant to which Worldspan distributes America West’s products and services to the Worldspan Agency Base; and

WHEREAS, the Parties wish America West products and services to be distributed via the PCA once the two airlines are distributed under the same two letter air carrier designator code; and

WHEREAS, the Parties agree that the AWA PCA will terminate when America West ceases to use the HP air carrier designator code and is distributed under the US two letter air carrier designator code and the PCA; and

WHEREAS, the Parties also desire to (i) reduce US Airways’ distribution costs through Worldspan and (ii) allow Worldspan to offer its subscribers optional products giving them the ability to obtain comprehensive content regarding US Airways’ products and services, both pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of their respective undertakings hereunder and intending to be legally bound, Worldspan and US Airways hereby agree as follows:

ARTICLE 1

TERM AND DEFINITIONS

1.1           Term.  The term of this Agreement (the “Term”) will commence on September 1, 2006 (the “Effective Date”) and will continue until (i) the fifth anniversary of the Effective Date or such later date to which the Term may be extended by mutual agreement of the Parties, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof.  Notwithstanding the foregoing, Worldspan agrees that [**] be effective as of the Agreement Date.

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1.2           Definitions.  For purposes of this Agreement, each of the terms listed in Appendix A will have the meaning set forth therein.  Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings specified there.

ARTICLE 2

US AIRWAYS CONTENT

2.1           US Airways Content Availability in the Territory.  During the Term, and subject to the provisions of this Agreement, US Airways will provide to Worldspan for distribution to applicable Worldspan Agencies in the Territory[**], except as specified in this Agreement, to any Worldspan Agency, timely and complete access to, and the ability to generate Bookings from, each of the following types of US Airways Content:

(a)           “General Content”, which consists of such information, inventory, and functionality relating to the US Airways Group’s schedules, Publicly Available Fares, fare rules, and availability that is used or is useful to make reservations or purchase air travel on US Airways Flights (but which is not required to include any of the same pertaining to the US Airways Group’s [**]) as US Airways designates for distribution to the Worldspan Agencies then participating in the General Access Product or, in the absence of any such designation, Full Content.

(b)           “Full Content”, which consists of all information, inventory, and functionality relating to the US Airways Group’s schedules, Publicly Available Fares, fare rules, and availability that is used or is useful to make reservations or purchase air travel on US Airways Flights (but which is not required to include any of the same pertaining to the US Airways Group’s [**]).  The Full Content available to any Worldspan Agency through the Worldspan GDS will include at least the same [**], subject to the same US Airways conditions and restrictions, as is available to that Travel Agency through any Distribution Channel other than [**].

(c)           “Super Content”, which consists of Full Content plus the following:

(1)           US Airways Content.  US Airways will provide all additional US Airways Content, including all of the US Airways Group’s [**].  [**].  Worldspan will not distribute such [**] generally to all Worldspan Agencies.  Worldspan will make such fares available only to the Travel Agencies identified by US Airways, based on

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criteria reasonably determined by US Airways.  However, in making this determination, US Airways will [**].

(2)           Merchandising Products and Services.  US Airways may provide new products and services intended to create cross-sell and up-sell opportunities that will provide the Worldspan Agency Base with additional products.  These products may include things such as the sale of [**].

(3)           [**].  [**].

(4)           Functional Parity.  US Airways will provide Worldspan and the Worldspan Agency Base with [**].  However, any delay in Worldspan’s ability to implement any new functionality [**].  US Airways will give Worldspan [**].

The Parties will meet on an ongoing basis to review the composition of Super Content and negotiate further enhancements thereto that the Parties mutually agree will make

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Super Content more attractive to the Worldspan Agency Base.  Super Content will be provided to Worldspan only in accordance with the provisions of Section 3.4.

US Airways agrees that it has and will maintain sufficient authorization and approvals to provide such information, access, and inventory on behalf of the US Airways Group.  US Airways will make its fares and all other applicable information available to Worldspan through the automated filing services provided by Airline Tariff Publishing Company (ATPCO), Worldspan’s internal Private Fare product (which is an Internet-based system used to input [**] and associated rules directly into the Worldspan GDS), or other standard industry procedures that do not impose significant additional operating or other costs upon Worldspan or US Airways.  [**].

2.2           Distribution Parity.  In general and except as provided in Section 2.1(c)(3), in connection with the distribution of US Airways Content, US Airways will not [**].  With respect to each particular type of US Airways Content, the Parties agree as follows:

(a)           US Airways will make General Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, [**].

(b)           US Airways will make Full Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, [**].

(c)           US Airways will make Super Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, [**].

The factors with respect to which US Airways will provide [**] for each type of US Airways Content in accordance with this Section will include [**].

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ARTICLE 3

WORLDSPAN DISTRIBUTION PRODUCTS

3.1           General Access Product.  Worldspan will continue to offer to the Worldspan Agencies in the Territory a generally available distribution product (the “General Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives General Content.

(b)           [**].

The terms and conditions relating to the General Access Product will continue to be as provided in the subscriber agreement between the Worldspan Agency and Worldspan, including any other agreement that may modify or supplement that subscriber agreement.

3.2           Optional New Distribution Products.  In addition to the General Access Product, Worldspan will offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products, in accordance with and subject to the provisions of Sections 3.3 and 3.4, respectively.  [**].

3.3           Subscription Access Product.  Commencing on or before September 30, 2006, Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product (the “Subscription Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Full Content.

(b)           [**].

3.4           Super Access Product.  Commencing on or before September 30, 2006, Worldspan will make available to Worldspan Agencies in the Territory [**] from Worldspan with respect thereto, a new optional distribution product (the “Super Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Super Content.

(b)           The Super Access Product [**].

[**].

3.5           Content Access Fees.  Worldspan acknowledges that, except as provided in the following sentence, US Airways retains the right to, and nothing in this Agreement precludes US

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Airways from, charging a Content Access Fee to Worldspan Agencies.  However, notwithstanding anything herein to the contrary, [**].  Worldspan will provide US Airways with reports regarding the Bookings made by each Worldspan Agency, and US Airways will be responsible for collecting any Content Access Fees payable by each applicable Worldspan Agency.  [**].

ARTICLE 4

FEE ARRANGEMENTS

4.1           Booking Fees.  The Parties agree that the Booking Fees for Bookings generated in the Territory by Worldspan Agencies during the Term will be as provided in Appendix B.

ARTICLE 5

GENERAL PROVISIONS

5.1           Direct Connects.  During the Term, [**].

5.2           [**].  Upon Worldspan’s reasonable request from time to time, US Airways will negotiate in good faith with Worldspan [**]

[**]

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[**]

5.3           [**] Periods.  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that during any [**]

[**]

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5.4           [**].

ARTICLE 6
TERMINATION AND DISPUTES

6.1           Termination for Cause.  If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within fifteen days (or within thirty days, if the default cannot reasonably be cured within a 15-day period and the defaulting Party is diligently pursuing a cure of the default), then the non-defaulting Party may, by giving written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.2           Remedies.  If either Party breaches, or threatens to breach, any of its obligations in Article 2, Article 3, Article 4, or Article 5, then the other Party may proportionately reduce or suspend the performance of its obligations hereunder and, in addition, may seek injunctive relief to preserve the status quo or prevent irreparable injury pending the resolution of any related Dispute in accordance with Section 6.3.

6.3           Dispute Resolution.  Any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)           Upon the request of either Party, the Parties will immediately use all reasonable business efforts to resolve the Dispute at the operational level.

(b)           If the Parties have not been able to resolve the Dispute at the operational level with twenty-four hours after the request described in subsection (a), then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive who will negotiate in good faith with the senior executive designated by the other Party in an effort to resolve the Dispute.

(c)           If the senior executives do not resolve the Dispute within fifteen days after the request described in subsection (b), then either Party may seek resolution through the court system.

(d)           Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

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ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1           Prior Agreement.  This Agreement is intended to be in addition to the PCA, which will continue in full force and effect during the term of this Agreement.  To the extent that there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail.  During the term of this Agreement, US Airways [**].

7.2           Successors and Assigns.  This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto.  However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.  [**].

7.3           Confidentiality.  Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any unauthorized third party by such Party or any of its employees or agents without the prior written consent of the other, except as may be reasonably necessary to perform its obligations under this Agreement or required by legal, accounting, or regulatory requirements.

7.4           Public Communications.  Worldspan and US Airways will jointly prepare one or more press releases regarding the provision of US Airways Content for Worldspan Agencies.  US Airways and Worldspan will issue and publicize any such release in a manner consistent with other press releases and promotional initiatives issued by US Airways and Worldspan.  [**].

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7.5           Severability.  If any court of competent jurisdiction, arbitrator, regulatory body, or other legal authority, as the case may be, determines that any provision of this Agreement violates any applicable statute, law, rule, or regulation, whether now in existence or enacted or adopted at a later date, or is otherwise unlawful, invalid or unenforceable for any reason, it is the intention of the Parties that such authority will have the power to modify such provision to the extent necessary to render the provision enforceable, and such provision as so modified will be enforced.  Any such findings of invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

7.6           Waiver.  No waiver of any breach of this Agreement by either Party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

7.7           Force Majeure.  Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, terrorism, or for any other cause beyond the reasonable control of that Party.

7.8.          No Agency.  Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile and any facsimile signatures will be considered original signatures.

7.10         Governing Law.  This Agreement shall be governed by, construed and enforced according to the laws of the State of New York, without regard to its principles of conflicts of laws.  If and to the extent that such courts accept jurisdiction thereof, each of the Parties submits to the exclusive jurisdiction of the state and federal courts located in New York, New York and waives any claim of lack of jurisdiction or forum non conveniens.

7.11         Construction.  The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.  The use in this Agreement of pronouns of the masculine, feminine, or neuter gender shall be deemed to include the other genders, as the context may require.  Any reference in this Agreement to an Article, Section, or Appendix shall be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise.  As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”) shall be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

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7.12         Entire Agreement.  This Agreement, including the Appendices attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement, which shall be terminated effective as of the Effective Date.  Notwithstanding the foregoing, the PCA will continue to be in full force and effect as provided in Section 7.1.

7.13         Termination of AWA PCA.  The Parties agree that the AWA PCA will be considered terminated when the HP air carrier designator code is no longer in use and such flights begin distribution under the US two letter air carrier designator code and the PCA.

7.14         [**]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

US Airways, Inc.		Worldspan, L.P.

By:	/s/ Scott Kirby	By:	/s/ Ninan Chacko

Title:	Executive Vice President	Title:	Chief Commercial Officer
Sales and Marketing

America West Airlines, Inc.

By:	/s/ Scott Kirby

Title:	Executive Vice President
Sales and Marketing

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APPENDIX A

Definitions

“Affiliate” means, with respect to an entity, any other entity that owns or controls that entity, is owned or controlled by that entity, or is under common ownership or control with that entity, where “ownership” means owning fifty percent or more of the controlling interest in an entity, and “control” means the ability to direct the management or affairs of an entity.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a passenger name record (PNR) for transportation on a US Airways Flight, including those types of segments, [**] treated as Bookings as of the Agreement Date.  For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings.

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges US Airways on a per-segment basis for that Booking.

“Cancellation” means a Booking generated in the Territory that is canceled by the applicable Worldspan Agency through the Worldspan GDS prior to the date of departure for that Booking.

“Content Access Fee” means a fee that US Airways charges a Travel Agency for accessing and/or generating bookings from US Airways Content.

“Contract Year” means a twelve-month period commencing on the Effective Date or any anniversary thereof during the Term.

“Designated Codeshare” means, for any given air carrier and except as the Parties may otherwise agree, another air carrier that (i) operates flights that are marketed using the air carrier designator code of the given air carrier or any of its Affiliates, and (ii) has an arrangement with the given air carrier pursuant to which the booking fees associated with bookings on those flights that are incurred by the given air carrier, as the marketing carrier, may be rebilled or passed through to the other air carrier, as the operating carrier.

“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system or any other means that allows a Travel Agency, corporation, or other organization to reserve, purchase, or ticket travel on the air carrier’s flights without generating a booking through a GDS operated by Amadeus, Galileo, Sabre, Worldspan, or any successor to any of them.

“Dispute” has the meaning specified in Section 6.3.

“Distribution Channel” means any Internal Distribution Channel or External Distribution Channel.

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“Effective Date” has the meaning specified in Section 1.1.

“External Distribution Channel” means any channel for the distribution of US Airways Content that is not an Internal Distribution Channel and the operator of any such channel, including (i) any GDS in which US Airways is a participant, (ii) any Direct Connect arrangement that US Airways may have, (iii) any Internet Channel, other than an Internal Distribution Channel, through which travel on US Airways Flights can be reserved or sold, and (iv) any travel agency, corporation, government agency, or other organization that is permitted to reserve or sell travel on US Airways Flights.

“Full Content” has the meaning specified in Section 2.1(b).

“GDS” means a global distribution system (such as, but not limited to, that operated by [**] that provides information about the schedules, fares, or availability of the products and services of travel suppliers or enables the making of reservations or the issuance of tickets for such products and services.

“GDS Fare” means, with respect to any air carrier, any fare, together with associated inventory, distributed by or on behalf of that air carrier through any GDS, but excluding [**].

“General Access Product” has the meaning specified in Section 3.1.

“General Content” has the meaning specified in Section 2.1(a).

“Inducement” means an amount paid or credited to a Travel Agency, corporation, or other organization by an External Distribution Channel for bookings generated through that External Distribution Channel.

“Internal Distribution Channel” means any channel for the distribution of US Airways Content that is owned, operated, or controlled by US Airways or any of its Affiliates, including (i) US Airways’ reservations or sales personnel, (ii) the internal reservations system used by US Airways, and (iii) any publicly accessible Internet web site owned, operated, or controlled by US Airways or any of its Affiliates.

“Internet Channel” means any Internet web site that markets or sells the products or services of travel suppliers to consumers.

“Online Travel Agency” or “OTA” means any Travel Agency (or group of Affiliated Travel Agencies who are marketed under the same brand name) whose primary business is operating one or more publicly accessible Internet Channels.

“Online Worldspan Agency” means any Worldspan Agency that is an Online Travel Agency.

“Opaque Fare” means, with respect to any air carrier, a fare, together with associated inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular air services has been made, there is no

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disclosure of (a) the air carrier identity, and (b) at least one of the following: (i) the exact time of departure, or (ii) the exact time of arrival.

[**]

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“Party” means each of US Airways and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

“Prior Content Agreement” means the Full Content Agreement, dated June 4, 2004, between Worldspan and US Airways, as the same may be extended and expanded by mutual agreement.

“Private Fare” means, with respect to any air carrier, a fare, together with associated inventory, specially negotiated between that air carrier and a limited group of travelers (or an organization or travel agency acting on behalf of such limited group), where (a) the air carrier limits sales of the fare to the limited group, and (b) there is a good faith effort to restrict access to the fare to the limited group.  For the avoidance of doubt, Private Fares include but are not limited to [**].

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“Promotional Fare” means, with respect to any air carrier, an unpublished fare, together with associated inventory, that is limited to a promotional event, period, or geography and that the air carrier (or an entity acting on its behalf) communicates as being so limited.

“Publicly Available Fare” means, with respect to any air carrier, a fare, together with associated inventory, offered for sale by or on behalf of that air carrier to the general public in any country or travel market, including [**]

“Subscription Access Product” has the meaning specified in Section 3.3.

“Super Access Product” has the meaning specified in Section 3.4.

“Super Content” has the meaning specified in Section 2.1(c).

[**]

“Super Content Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the Super Access Product, [**].

“Term” has the meaning specified in Section 1.1.

“Territory” means the 50 United States and the District of Columbia.

“Traditional Travel Agency” means any Travel Agency other than an Online Travel Agency.

“Traditional Worldspan Agency” means any Worldspan Agency that is a Traditional Travel Agency.  For the avoidance of doubt, Traditional Worldspan Agencies include corporations and other organizations using Trip Manager or any successor or comparable product offered by Worldspan.

“Travel Agency” means an individual or entity that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

[**]

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[**].

[**]

“US Airways” has the meaning specified in the first paragraph of this Agreement.

“US Airways Content” means any information, including information concerning schedules, fares, rules, and availability, that is used or useful in connection with making reservations for, or purchasing, any products or services provided by the US Airways Group, including US Airways Flights, cars, hotels, cruises, and tour products.

“US Airways Flight” means any flight that is marketed or operated by, and using the US or HP air carrier designator code or any other air carrier designator code of, US Airways or any of its Affiliates.

“US Airways Group” means US Airways and its Affiliates, including America West Airlines, Inc.

“Web Fare” means, with respect to any air carrier, any type of fare, together with associated inventory, that is made generally available to the public by that air carrier through one or more Internet Channels.  However, an air carrier’s Web Fares do not include its Private Fares, Promotional Fares, or Opaque Fares.

“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, a Travel Agency, corporation, government agency, or other organization that at that time has contracted with Worldspan to use the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers.  For the avoidance of doubt, “Worldspan Agency” includes both Traditional Worldspan Agencies and Online Worldspan Agencies.

“Worldspan Agency Base” has the meaning specified in the recitals of this Agreement.

“Worldspan Distribution Product” means each of the General Access Product, the Subscription Access Product, and the Super Access Product.

“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager.

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APPENDIX B

Financial Provisions

1.             [**] Worldspan Agencies.  The Booking Fee payable to Worldspan by US Airways for each [**] Worldspan Agencies during the Term will be [**].

2.             [**] Worldspan Agencies.  The Booking Fee payable to Worldspan by US Airways for each [**], as set forth in the following table:

[**]

[**]

3.             [**].  [**]

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[**]

4.             [**].  [**]

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5.             [**].        [**]

6.             Invoice Reconciliation.  If, despite Worldspan’s good faith efforts to accurately prepare each monthly invoice, it is subsequently determined that the actual amount payable by US Airways for any month differs from the amount previously invoiced by Worldspan for that month, then the applicable Party will promptly make any additional payments, or issue any refunds or credits, that may be necessary to reconcile the amount previously invoiced for that month with the actual amount payable for that month.

7.             Time of Payment.  Any amounts to which either Party is entitled pursuant to this Appendix B will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.

8.             Cancellation Fee.  [**].

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